Exhibit 10.8

REGULATION S SUBSCRIPTION AGREEMENT

THIS REGULATION S SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of [    ] 2022, is entered into by and between Tian’an Technology Group Limited a corporation organized under the laws of British Virgin Islands (the “Company”), and the Buyer(s) set forth on the signature pages (each, a “Buyer Signature Page”) affixed hereto (individually, a “Buyer” or collectively, the “Buyers”).

WITNESSETH:

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyers, and the Buyers shall purchase from the Company, [    ] shares (the “Shares”) of the Company’s common stock, $[    ] par value per share(“Common Stock”), at a purchase price of [    ] per share (the “Purchae Price”); and

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

SECTION 1

1.1 Subscription. Each Buyer, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the Buyer Signature Page affixed hereto, in an offshore transaction negotiated outside the U.S. and to be consummated and closed outside the United States in reliance upon an exemption from securities registration pursuant to Regulation S (“Regulation STM) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

1.2 Purchase of Shares. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at the Closing (as defined below), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at the Closing, such number of Shares as is set forth on the Buyer Signature Page affixed hereto. Following the Buyer’s execution of this Agreement on the Buyer Signature Page and completion of the Investor Certification affixed hereto as Appendix A and the Anti-Money Laundering Information Form affixed hereto as Appendix B, and prior to the Closing, the Buyer shall wire transfer the aggregate purchase price for the Shares (the “Subscription Amount”) set forth on his or its Buyer Signature Page, in same-day funds in accordance with the instructions set forth immediately below, pursuant to the terms and disbursed in accordance therewith.

Wire Instructions

Bank:
Account Name:

Account #:

1.3 Acceptance or Rejection.

(a) The Buyer understands and agrees that the Company reserves the right to reject this subscription for the Shares if, in its reasonable judgment, it deems such action in the best interest of the Company, at any time prior to the Closing, notwithstanding prior receipt by the Buyer of notice of acceptance of the Buyer’s subscription.

(b) The Buyer understands and agrees that his or its subscription for the Shares is irrevocable.

(c) In the event the sale of the Shares subscribed for by the Buyer is not consummated by the Company for any reason (in which event this Agreement shall be deemed to be rejected), this Agreement and any other agreement entered into between the Buyer and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the Buyer the Subscription Amount remitted to the Company by the Buyer, without interest thereon or deduction therefrom, in exchange for the Shares.

1.4 Offering Period. The Company may offer the Shares at any time through and including June 30, 2022, which date may be extended for an additional thirty (30) days (as such may be extended, the “Offering Period”) at the sole discretion of the Company.

SECTION 2

2.1 Closing. The closing (the “Closing”) of the purchase and sale of the Shares, shall occur on such date as is mutually agreed to by the parties on or before the expiration of the Offering Period.

SECTION 3

3.1 Buyer Representations and Warranties. Each Buyer represents and warrants, severally and not jointly, as to such Buyer, that:

(a) The Buyer is acquiring the Shares for the Buyer’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof. Further, the Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares for which the Buyer is subscribing or any part of the Shares.

(b) The Buyer has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Buyer.

(c) The Buyer is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the Buyer in connection with investment securities generally.

(d) The Buyer understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist the Buyer in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

(e) The Buyer is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iii) able to afford the entire loss of its investment in the Shares.

(f) The Buyer acknowledges his or its understanding that the offering and sale of the Shares is intended to be exempt from registration under Regulation S of the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the Buyer made herein, the Buyer further represents and warrants to and agrees with the Company and its affiliates as follows:

(i) The Buyer realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Buyer has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Buyer does not have any such intention;

(ii) The Buyer has the financial ability to bear the economic risk of his or its investment, has adequate means for providing for his or its current needs and personal contingencies and has no need for liquidity with respect to his or its investment in the Company;

(iii) The Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. The Buyer also represents it has not been organized for the purpose of acquiring the Shares;

(iv) The Buyer has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and al other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

(v) The Buyer has carefully reviewed al of the Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g) The Buyer is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. The Buyer has relied solely on his or its own advisors.

(h) No representations or warranties have been made to the Buyer by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Shares the Buyer is not relying upon any representations other than those contained herein.

(i) Any resale of the Shares during the “distribution compliance period,” as defined in Rule 902(f) to Regulation S, shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The Buyer will not offer to sell or sell the Shares in any jurisdiction unless the Buyer obtains all required consents, if any.

(j) The Buyer understands that the Shares are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of the Buyer to acquire the Shares. In this regard, the Buyer represents, warrants and agrees that:

(i) The Buyer is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following:

(A) any natural person resident in the United States of America;

(B) any partnership or corporation organized or incorporated under the laws of the United States of America;

(C) any estate of which any executor or administrator is a U.S. person;

(D) any trust of which any trustee is a U.S. person;

(E) any agency or branch of a foreign entity located in the United States of America;

(F) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H) any partnership or corporation if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Buyer was outside of the United States.

(iii) The Buyer will not, during the period commencing on the date of issuance of the Shares and ending on the six month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv) The Buyer will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with al applicable state and foreign securities laws.

(v) The Buyer was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap, unless in compliance with the Securities Act.

(vi) Neither the Buyer nor or any person acting on his or its behalf has engaged. nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Buyer and any person acting on his or its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii) The transactions contemplated by this Agreement have not been pre- arranged with a buyer located in the United States or with a U.S. Person and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii) Neither the Buyer nor any person acting on his or its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The Buyer agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(ix) Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(x) The Buyer consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section 3.

(k) The Buyer has received al documents, records, books and other information pertaining to the Buyer’s investment in the Company that has been requested by the Buyer. The Buyer has reviewed al reports and other documents filed by the Company with the SEC (the “SEC Documents”).

(l) The Buyer represents and warrants to the Company that all information that the Buyer has provided to the Company, including, without limitation, the information on the Buyer Signature Page affixed hereto, the Investor Certification affixed hereto as Annex A and the Anti- Money Laundering Information Form affixed hereto as Annex B, is correct and complete as of the date hereof.

(m) Other than as set forth herein, the Buyer is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares. The Buyer has consulted, to the extent deemed appropriate by the Buyer, with the Buyer’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that his or its investment in the Shares is suitable and appropriate for the Buyer.

(n) The Buyer is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (i) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

SECTION 4

The Company represents and warrants to each of the Buyers that:

4.1 Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of British Virgin Islands, and has al requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

4.2 Authority. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares; (b) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required; and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.3 SEC Documents. To the best of Company’s knowledge, the Company has not provided to the Buyer any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in al material respects with applicable accounting requirements and the published rules and regulations of the SEC, or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in al material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.4 Exemption from Registration; Valid Issuances. The sale and issuance of the Shares, in accordance with the terms and on the bases of the representations and warranties of the Buyer set forth herein, may and shall be properly issued by the Company to the Buyer pursuant to Section 4(a)(2), Regulation S and/or any applicable U.S state law. When issued and paid for as herein provided, the Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Shares pursuant to, nor the Company’s performance of its obligations under, this Agreement shall (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (b) entitle the other holders of the Common Stock of the Company to preemptive or other rights to subscribe to or acquire the Common Stock or other securities of the Company. The Shares shall not subject the Buyer to personal liability by reason of the ownership thereof.

4.5 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (a) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

4.6 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Shares, do not and will not (a) result in a violation of the Articles of Incorporation or Bylaws of the Company or (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any “lock-up” or similar provision ofany underwriting or similar agreement to which the Company is a party, or (¢) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations )applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The Company is not required under U.S. federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, FINRA, or state securities filings that may be required to be made by the Company subsequent to the Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Buyer herein.

SECTION 5

5.1 Reporting Status. Until the date on which each Buyer shall have sold all of its Shares, the Company shall file in a timely manner (or, with respect to Current Reports on Form 8-K, shall use its reasonable commercial efforts to file in a timely manner) al reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder.

5.2 Use of Proceeds. The Company shall use 100% of the net proceeds from the sale of the Shares (after deducting legal and accounting fees and expenses and fees) for working capital and general corporate purposes.

5.3 Listings or Quotation. Until the date on which each Buyer shall have sold all of its Shares the Company shall use its best efforts to maintain the listing or quotation of its Common Stock on the OTC Markets or a national securities exchange.

SECTION 6

6.1 Indemnity. The Buyer agrees to indemnify and hold harmless the Company, its officers and directors, employees and its affiliates and their respective successors and assigns and each other person, if any, who controls any thereof, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Buyer to comply with any covenant or agreement made by the Buyer herein or in any other document furnished by the Buyer to any of the foregoing in connection with this transaction.

6.2 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

6.3 Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (i) upon confirmation of receipt, when sent by facsimile or electronic mail; (i) upon receipt when sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

Tian’an Technology Group Limited

Room 104, Building 1-B, No. 3500

Xiupu Road, Pudong New Area

Shanghai, China

Attention: Yang Hengfei

Telephone: 17127669333

E-Mail: 54382444(@qq.com

With acopy to:

The Crone Law Group, P.C.
500 Fifth Avenue, Suite 938
New York, NY 10110
Attention: Mason L. Allen

Telephone: (917) 574-7812
E-Mail: mallen@cronelawgroup.com

If to the Buyer, to his or its address and facsimile number set forth on the Buyer Signature Page affixed hereto. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or email.

6.4 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by electronic (digital) signature, and each of such counterparts shall, for al purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be electronic (digital) transmission.

6.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Buyer is more than one person, the obligation of the Buyer shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

6.6 Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

6.7 Assignability. This Agreement is not transferable or assignable by the Buyer.

6.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

6.9 Pronouns. The use herein of the masculine pronouns “him” or “his” or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

[Remainder of page is intentionally left blank. Signature page follows.]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year as set forth below.

Dated: [ ], 2022
# of shares:
SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Signature

Print Name	Print Name

Signature (if joint tenants in common)

Address Of Principal Residence	Address Of Executive Offices

ID Number(s):	IRS Tax Identification Number

Telephone Number:	Telephone Number:

E-mail Address:	E-mail Address:

1.	If Subscriber is an individual, please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Signature Page.
2.	If the Subscriber is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

ACCEPTANCE OF SUBSCRIPTION

Name of Subscriber

Accepted for:	[ ], 2022

ACCEPTED BY:

Tian’an Technology Group Limited

By:
Name
Title

Date:	[ ], 2022

Appendix B

Tian'an Technology Group Limited
ANTI-MONEY LAUNDERING INFORMATION FORM
The following is required in accordance with the AML provision of the USA PATRIOT ACT.
(Please fill out and return with requested documentation.)

INVESTOR NAME: ______________________

LEGAL ADDRESS: ______________________

____

SSN# or TAX ID#

OF INVESTOR: ______________________

FOR INVESTORS WHO ARE INDIVIDUALS:

YEARLY INCOME: ____________ **AGE:** ________

NET WORTH (excluding value of primary residence): ______________

OCCUPATION: ______________________

ADDRESS OF EMPLOYER: ______________________

____

INVESTMENT OBJECTIVE(S): ______________________

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

   Current Driver's License or Valid Passport or Identity Card

   (Circle one or more)

3. Please advise where the funds were derived from to make the proposed investment:

   Investments Savings Proceeds of Sale Other __________

   (Circle one or more)

Signature: ______________________

Print Name: ______________________

Title (if applicable): ______________________

Date: ______________________